Exhibit 10.37 - Bond
No. VR-1                                                              $7,000,000
                            UNITED STATES OF AMERICA
                             STATE OF NORTH CAROLINA
                     THE PENDER COUNTY INDUSTRIAL FACILITIES
                    AND POLLUTION CONTROL FINANCING AUTHORITY
                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                    (LESLIE-LOCKE, INC. PROJECT), SERIES 1997

Date of Bond: June 13, 1997                          Maturity Date: June 1, 2010

Interest Rate:  Variable (subject to conversion to a Fixed Rate as set forth herein)
Registered Owner:  CEDE & CO.                                  CUSIP: 706715 AA7
Principal Amount:  SEVEN MILLION AND NO/100 DOLLARS                 ($7,000,000)

KNOW ALL MEN BY THESE PRESENTS:

      That The Pender County Industrial Facilities and Pollution Control Financing Authority, a political subdivision of the State of North Carolina (the "Issuer"), for value received, promises to pay to the registered owner shown above, or registered assigns, but solely from the source and in the manner hereinafter set forth, on the maturity date shown above, the principal amount shown above and in like manner to pay interest on said amount from the date hereof shown above until payment of such principal amount has been made or duly provided for, at the rates and on the dates set forth herein, except as the provisions hereinafter set forth with respect to redemption of this Bond prior to maturity may become applicable hereto. This Bond shall be purchased on the demand of the registered owner as hereinafter described. The principal of this Bond is payable in lawful money of the United States of America upon the presentation and surrender hereof at the principal corporate trust office of Norwest Bank Minnesota, National Association, or its successor or successors, as Trustee (the "Trustee"), and interest on this Bond is payable on each Interest Payment Date in like money to the registered owner hereof by check or draft drawn upon the Trustee and mailed to the person in whose name this Bond is registered at the close of business one Business Day (as hereinafter defined) prior to such Interest Payment Date (the "Record Date"), provided that, owners of Bonds in the aggregate principal amount of not less than $500,000 may, by written instruction filed with the Trustee on or before the Record Date next preceding such Interest Payment Date, direct that interest payments be transmitted by wire transfer to an account in the continental United States (which wire transfer shall be at the expense of the holder).

      This Bond, designated "The Pender County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Leslie-Locke, Inc. Project), Series 1997" is one of a series of Bonds in the aggregate principal amount of Seven Million Dollars ($7,000,000) (the "Bonds"), issued for the purpose of financing the cost of the construction of an expansion to an existing facility and to acquire and install equipment therein for the manufacture of building products (the "Project") for Leslie-Locke, Inc., a Delaware corporation (the "Company"), and paying expenses of issuing such Bonds. The Bonds are all issued under and are all equally and ratably secured and entitled to the protection given by an Indenture of Trust dated as of June 1, 1997 (the "Indenture"), duly executed and delivered by the Issuer to the Trustee. Reference is hereby made to the Indenture and all indentures supplemental thereto for the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee and the registered owners of the Bonds, and the terms upon which the Bonds are issued and secured. The terms and conditions of the financing of the Project, the use of the proceeds of the Bonds by the Company for such purpose, and the payment of certain amounts thereunder, are contained in a Loan Agreement dated as of June 1, 1997 (the "Loan Agreement"), by and between the Issuer and the Company. Pursuant to the Loan Agreement, the Company has caused Branch Banking and Trust Company (the "Bank") to issue an irrevocable Letter of Credit (the "Letter of Credit"), issued in favor of the Trustee dated the date of the issuance of the Bonds, in an amount sufficient to pay the outstanding principal amount of, premium, if any, and unpaid interest on the Bonds, but not to exceed $7,466,666, which Letter of Credit expires on June 15, 2000. Substitute letters of credit may be delivered in accordance with Section 409 of the Indenture. Reference is hereby made to the Indenture, the Loan Agreement, the Note and the Letter of Credit and to all amendments and supplements thereto for a description of the provisions, among others, with respect to the nature and extent of the security, the default provisions, the rights, duties and obligations of the Issuer and the Trustee or the rights of the holders of the Bonds and the terms upon which the Bonds are issued and secured. All capitalized terms not defined herein shall have the meanings given them in the Indenture.

      The Bonds are issued pursuant to and in full compliance with the laws of the State of North Carolina, particularly the Industrial Facilities and Pollution Control Financing Act, Chapter 159C of the North Carolina General Statutes, as amended (hereinafter called the "Act"), and pursuant to a resolution of the Issuer, which authorized the execution and delivery of the Indenture. This Bond is a limited obligation of the Issuer payable solely from the Revenues, as defined in the Indenture, which Revenues have been pledged and assigned to the Trustee for the benefit of the Bondholders to secure payment of this Bond, and from the Letter of Credit. THIS BOND AND THE ISSUE OF WHICH IT IS A PART AND THE PREMIUM, IF ANY, AND INTEREST THEREON AND PURCHASE PRICE THEREFOR ARE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS DERIVED FROM THE LOAN AGREEMENT, INCLUDING PAYMENTS RECEIVED UNDER THE NOTE AND THE LETTER OF CREDIT, WHICH REVENUES AND RECEIPTS HAVE BEEN PLEDGED AND ASSIGNED TO THE TRUSTEE TO SECURE PAYMENT OF THE BONDS. THE BONDS, THE PREMIUM, IF ANY, AND THE INTEREST THEREON, AND PURCHASE PRICE THEREFOR, SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER. NEITHER THE STATE OF NORTH CAROLINA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON OR PURCHASE PRICE OF THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES AND RECEIPTS PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER, IS PLEDGED TO THE PAYMENT OF

THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON OR PURCHASE PRICE OF THE BONDS OR OTHER COSTS INCIDENT THERETO.

The Bonds are not general obligations of the Issuer but are special obligations payable solely from revenues derived from the Loan Agreement.

      The Loan Agreement provides for payments by the Company in amounts sufficient to provide for the payment of the principal of and interest on the Bonds as due and payable. Provision has been made in the Loan Agreement for such payments to be paid directly to the Trustee and deposited in a special account of the Issuer and held by the Trustee designated "Industrial Development Revenue Bond Fund (Leslie-Locke, Inc. Project)," and such payments have been duly assigned to the Trustee for that purpose.

      The Company shall have the option to convert the rate of interest payable on the Bonds from the variable rate set forth herein to a fixed rate determined as set forth in the Indenture on any Interest Payment Date (the date of such conversion being herein referred to as the "Conversion Date"), by giving written notice to the Issuer, the Trustee and the Remarketing Agent and upon the terms and conditions set forth in the Indenture. The Trustee is required to give written notice of the exercise of such option by mail to the registered owner of this Bond not less than 30 days prior to the Conversion Date. Subject to the obligation of the Remarketing Agent (hereinafter identified) to remarket the Bonds, as set forth in the Indenture, all Bonds shall be purchased by the Trustee on behalf of the Company on the Conversion Date at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase. If the owner of this Bond does not tender the same for purchase prior to the Conversion Date in accordance with the Indenture and the provisions hereinafter set forth, this Bond shall be deemed to have been so tendered for purchase on the Conversion Date and no further interest hereon at the variable rate set forth herein shall thereafter accrue. After the Conversion Date, the Bonds shall no longer be subject to certain provisions of the Indenture, including the provisions relating to the right of the owner to demand purchase of the Bonds. Reference is hereby made to the Indenture and all indentures supplemental thereto for all of the provisions with respect to the conversion of the rate payable on the Bonds to the Fixed Rate.

      On or prior to the Conversion Date, any Bond shall be purchased, on the demand of the owner thereof, on any Business Day (as hereinafter defined) at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase, upon:

      (a) delivery to the Trustee at its principal corporate trust office of telephonic notice followed within two days by written notice (which may be delivered by telecopy) which (i) states the name of the registered holder and the principal amount of such Bond to be tendered and (ii) states the date on which such Bond shall be so purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Trustee; and

      (b) delivery of such Bond (with an appropriate transfer of registration form executed in blank acceptable to the Trustee) and, in the case of a Bond to be purchased prior to the Interest Payment Date for any Rate Period and after the Record Date in respect thereof, a due-bill check, in form satisfactory to the Trustee, for interest due on such Interest Payment Date, at the principal corporate trust office of the Trustee at or prior to 10:00 a.m., Central time, on the date specified in the aforesaid notice; provided, however, that such Bond shall be so purchased only if the Bond so delivered to the Trustee shall conform in all respects to the description thereof in the aforesaid notice.

      The term "Business Day" shall mean a day of the year, other than a Saturday or a Sunday, on which banks located in the cities in which the principal corporate trust office of the Trustee, the principal office of any Paying Agent and the principal office of the Bank are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

      Interest on the Bonds shall be paid on September 1, 1997, and on the first day (or, if such day shall not be a Business Day, the next succeeding Business Day with the same force and effect as if paid on such day) of each March, June, September and December thereafter prior to and including the Conversion Date (an "Interest Payment Date"), and shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed. Interest on the Bonds shall first accrue from and including the date of the first authentication and delivery of Bonds to and including September 1, 1997, and commencing September 1, 1997, and until the Conversion Date, interest on the Bonds shall accrue from and including each Interest Payment Date to and including the day next preceding the following Interest Payment Date.

      For the period from and including the day of the first authentication and delivery of Bonds to and including the Wednesday of the next succeeding calendar week, the Bonds shall bear interest at a rate equal to the rate set on the date prior to the issuance of the Bonds in the manner set forth in subparagraphs (a),
(b) and (c) of this paragraph. Thereafter and prior to the Conversion Date, for each period from and including the first Thursday following a Rate Computation Date to and including the next succeeding Wednesday (each such period, including the first period described in the immediately preceding sentence, being hereinafter called a "Rate Period"), the interest rate on the Bonds shall be determined as follows:

      (a) On the Rate Computation Date of each calendar week the Remarketing Agent shall determine that interest rate which, if borne by the Bonds, would, in its judgment having due regard to prevailing financial market conditions and the yields at which comparable securities are then being sold, be the interest rate necessary, but which would not exceed the interest rate necessary, to enable the Remarketing Agent to sell the Bonds at the principal amount thereof, and the interest rate so determined shall be the interest rate on the Bonds for the next succeeding Rate Period; provided, however, such rate may be adjusted by the Remarketing Agent on any date during such Rate Period if such an adjustment is needed in order to enable the Remarketing Agent to remarket a Bond which has been tendered for purchase in accordance with the Indenture and the provisions hereinabove set forth. Such determination or adjustment shall be based on the knowledge of the Remarketing Agent of actual sales or pricing during the prior 105 days of securities which in the judgment of the Remarketing Agent are comparable to the Bonds and prevailing market conditions, or the marketing efforts with, or solicitation of proposals from, not less than three institutional or money fund investors or other entities or individuals who customarily purchase industrial development bonds or other tax-exempt securities in denominations of $100,000 or more. Any such adjustment of the rate occurring during a Rate Period shall apply to all of the Bonds outstanding at the time that such adjustment is made, and shall be effective beginning on the date immediately following the date on which such rate is announced by the Remarketing Agent and thereafter to the beginning of the next Rate Period. On the same Business Day the Remarketing agent shall give telegraphic or telephonic notice, promptly confirmed in writing, to the Trustee and the Company specifying the interest rate so determined.

      (b) In the event that no person is serving as the Remarketing Agent on the applicable Rate Computation Date, or if at any time the Remarketing Agent fails to establish the Variable Rate in accordance with the procedure described in the preceding paragraph, then the Variable Rate for the Rate Period affected shall be the same as for the preceding Rate Period. If no Variable Rate has been established for the two immediately preceding Rate Periods, then the Variable Rate for such Rate Period shall be determined by the Trustee and shall be a percentage per annum (not to exceed the Maximum Rate) equal to eighty percent (80%) of the bond equivalent yield (calculated in accordance with standard practice in the banking industry) applicable to 91-day United States Treasury bills determined on the basis of the average per annum discount rate at which such 91-day Treasury bills shall have been sold at the most recent Treasury auction of such 91-day Treasury bills as quoted or published by the Federal Reserve Board of any department or agency of the United States of America; provided further, that in the event that there shall not have been a Treasury auction of such 91-day Treasury bills on any date during the ten (10) Business Days immediately preceding such date of determination of the Variable Rate, or in the event that such discount rates for any Treasury auction of such 91-day Treasury bills during such ten (10) Business Day period shall not be quoted or published by the Federal Reserve Board or any department or agency of the United States of America, the Variable Rate for the immediately preceding Rate Period shall remain in effect for such Rate Period.

      (c) Notwithstanding the foregoing the interest rate on the Bonds shall never exceed a rate which would cause the net effective interest rate for the Bonds as of any date, computed in accordance with applicable usury law, to exceed 12%. All calculations of the Variable Rate shall be rounded to the nearest one-hundredth of one percent (.01%).

      The determination of the Variable Rate by the Remarketing Agent of the Trustee shall be conclusive and binding upon the owners of the Bonds.

      The term "Rate Computation Date" shall mean (i) the Business Day next preceding the date of the first authentication and delivery of the Bonds, and
(ii) the Wednesday of each calendar week thereafter, provided that if any Wednesday is not a Business Day then the Rate Computation Date shall be the first Business Day preceding such Wednesday.

      The Issuer has appointed Blount Parrish & Roton, Inc., Montgomery, Alabama, as Remarketing Agent under the Indenture. The Issuer may from time to time, at the direction of the Company, remove or replace the Remarketing Agent.

      The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, or to institute, appear in and defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of this Bond may be declared and may become due and payable before the stated maturity thereof, together with accrued interest thereon.

      Modifications or alterations of the Indenture, or of any indenture supplemental thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

      Prior to the Conversion Date, the Bonds are subject to redemption prior to maturity as follows:

      (a) The Bonds shall be redeemed in the event the Company shall elect to exercise its option set forth in Section 9.2 of the Loan Agreement to prepay installments payable under the Loan Agreement upon the occurrence of any of the events specified in such section, in whole but not in part, at any time, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date. Such redemption shall be made only with the prior written consent of the Bank.

      (b) The Bonds shall be redeemed in the event the Company shall become obligated to prepay installments payable under the Loan Agreement upon the occurrence of a "Determination of Taxability," as such term is defined in
Section 9.3 of the Loan Agreement, in whole at any time, at a redemption price equal to 103% of the principal amount thereof plus accrued interest to the redemption date. Fewer than all of the Bonds may be redeemed if, in the opinion of Bond Counsel, redemption of fewer than all the Bonds would result in the interest payable on the Bonds remaining Outstanding being excluded from gross income for Federal income tax purposes. Notice of a redemption pursuant to this Section shall be sent to the Holders within thirty days after the occurrence of a Determination of Taxability.

      (c) The Bonds may be redeemed at the option of the Issuer, to be exercised as directed by the Company, with the prior written consent of the Bank, in whole at any time or in part (in denominations of $100,000 or any integral multiple thereof) on any Interest Payment Date (and if in part, by lot or in such other manner as may be determined by the Trustee to be fair and equitable), at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date in the event the Company exercises its right to prepay installments on the Note in order to redeem Bonds as set forth in Section
9.1 of the Loan Agreement.

      (d) The Bonds are subject to mandatory sinking fund redemption prior to their scheduled maturity on June 1, 1999, and on each succeeding June 1 to and including June 1, 2009, in the principal amount of $600,000. The remaining $400,000 in principal amount of Bonds shall be redeemed on June 1, 2010.

      (e) The Bonds shall be redeemed, in whole or in part, and without premium, at the direction of the Bank following the occurrence of an "Event of Default" under the Letter of Credit and Reimbursement Agreement under which the Letter of Credit was issued at a redemption price equal to the principal amount thereof to be redeemed plus accrued interest to, but not including, the redemption date.

      (f) Bonds purchased on the Mandatory Purchase Date described in subsection
(c) below of the provisions relating to mandatory purchase of Bonds shall not be remarketed but rather shall be deemed to have been redeemed and shall be canceled.

      (g) The Bonds are subject to mandatory redemption after the Completion Date with respect to the Project, to the extent of any excess proceeds remaining in the Construction Fund and transferred to the Bond Fund under Section 605 of the Indenture.

      (h) The Bonds shall be redeemed in whole prior to their scheduled maturity at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the redemption date on the first Interest Payment Date which is not less than 90 days after the Issuer has notified the Trustee and the Bank in writing that the Company has, in the opinion of the Issuer, ceased to operate the Project as an "industrial project for industry" within the meaning of the Act. A cessation of operation shall not be deemed to have occurred until 90 days shall have elapsed after written notice has been given to the Company and the Bank by the Issuer that operations at the Project shall have ceased and the Company shall not have demonstrated to the satisfaction of the Issuer that the Company has resumed the operations of the Project as an "industrial project for industry" within the meaning of the Act or that the Company is, in good faith, seeking to arrange resumption of an economically reasonable operation of the Project by the Company or, if permitted under the Loan Agreement, by an assignee or purchaser of the Project as such an "industrial project for industry"; provided that a temporary shutdown due to a strike or other labor dispute, lack of fuel or similar occurrence shall not be deemed a cessation of operation.

      In the event any of the Bonds or portions thereof (which shall be $100,000 or any integral multiple of $5,000 in excess thereof) are called for redemption, notice thereof shall be given by the Trustee by first class mail to the registered owner of each such Bond addressed to such registered owner at his registered address and placed in the mails not less than twenty (20) days prior to the date fixed for redemption; provided, however, that failure to give such notice by mailing, or any defect therein, shall not affect the validity of the proceedings for the redemption of any Bond with respect to which no such failure or defect has occurred. Each notice shall identify the Bonds or portions thereof being called, and the date on which they shall be presented for payment. After the date specified in such call, the Bond or Bonds so called will cease to bear interest provided funds sufficient for their redemption have been deposited with the Trustee, and, except for the purpose of payment, shall no longer be protected by the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture. If Bonds are redeemed in part, a portion of a Bond may be redeemed only if the holder of such Bond will hold, following such partial redemption, Bonds in a denomination of at least $100,000; provided that, if a redemption cannot be effected to result in denominations of

$100,000 for all holders, the Trustee shall select Bonds for redemption so that one holder owns Bonds with a principal amount that is less $100,000.

      The Bonds are subject to mandatory purchase on the following dates (each of which is designated a Mandatory Purchase Date):

      (a) on the Conversion Date, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the date of purchase, and shall be paid from the proceeds of a draw under the Letter of Credit in accordance with Section 509 hereof;

      (b) on any Credit Modification Date, at a purchase price equal to 100% of the principal amount thereof, plus interest accrued to the Mandatory Purchase Date, and shall be paid from the proceeds of a draw under the Letter of Credit in accordance with Section 509 hereof; and

      (c) on the Business Day that is fifteen days prior to the expiration or termination date of the Letter of Credit then in effect (or if such date is not a Business Day, on the next preceding Business Day) in the event the Company has not provided notice that a Substitute Letter of Credit will be provided in accordance with Section 409.

      A Credit Modification Date shall mean a Substitution Date if either of the following occurs:

            (i) if the Bonds are then rated by a Rating Agency, the Company provides notice that a Substitute Letter of Credit will be provided in accordance with Section 409 of the Indenture but fails to deliver to the Trustee the letter from any Rating Agency then rating the Bonds as required by Section 409(c), or (2) the Company delivers such notice and the letter required by Section 409(c) but prior to the Substitution Date such Rating Agency revokes such letter, or (3) the Company delivers such notice and letter but such Substitute Letter of Credit is not delivered to, and accepted by, the Trustee on or prior to the Substitution Date; or

            (ii) the Bonds are not then rated and (1) the Company provides notice that a Substitute Letter of Credit will be provided in accordance with Section 409 of the Indenture but fails to deliver to the Trustee the evidence required by Section 409(d), or (2) the Company delivers such notice and evidence but such Substitute Letter of Credit is not delivered to, and accepted by, the Trustee on or prior to the Substitution Date.

      Notice of mandatory purchase shall be given as set forth above in connection with a redemption of Bonds at least 30 days prior to the Mandatory Purchase Date; provided that in the event of a Credit Modification Date resulting from a failure by the Company to deliver a Substitute Letter of Credit on the Substitution Date, such mandatory purchase shall occur as soon as practicable after such failure, but in all events no later than two Business Days preceding the termination or expiration of the Letter of Credit then in effect, and notice thereof shall be given as soon as practicable to the holders.

      In the event the Trustee does not receive the Substitute Letter of Credit required for a mandatory purchase under section (c) above by 5:00 p.m., Central Time, on the Business Day preceding the Mandatory Purchase Date designated thereunder, the Bonds shall be purchased on the Mandatory Purchase Date, and the Trustee shall draw on the Letter of Credit to pay the Purchase Price of such Bonds.

      This Bond may be transferred on the books of registration kept by the Trustee by the registered owner or by his duly authorized attorney upon surrender hereof, together with a written instrument of transfer duly executed by the registered owner or his duly authorized attorney.

      Prior to the Conversion Date, the Bonds are issuable as registered Bonds without coupons in denominations of $100,000 or any integral multiple of $5,000 in excess thereof, except as otherwise provided in the Indenture. Subject to the limitations and upon payment of the charges provided in the Indenture, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations.

      This Bond is issued with the intent that the laws of the State of North Carolina will govern its construction.

      IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of the Bonds do exist, have happened and have been performed in due time, form and manner as required by law; that the indebtedness represented by the Bonds, together with all obligations of the Issuer, does not exceed any constitutional or statutory limitation.

      This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee.

      IN WITNESS WHEREOF, The Pender County Industrial Facilities and Pollution Control Financing Authority has caused this Bond to be signed by the manual or facsimile signature of its Chairman or Vice Chairman, its seal to be affixed hereto or a facsimile of its seal to be printed hereon or affixed hereto and attested by its Secretary or Assistant Secretary, and this Bond to be dated June __, 1997.

                                        THE PENDER COUNTY INDUSTRIAL FACILITIES
                                        AND POLLUTION CONTROL FINANCING
                                        AUTHORITY



                                        By:
                                            ----------------------------------
(SEAL)                                      Chairman

ATTEST:



By:
    ----------------------------------
    Secretary

                (Form of Trustee's Certificate of Authentication)


Date of Authentication: __________________________

      This Bond is one of the Bonds described in the within-mentioned Indenture.


                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee



                                        By:
                                             ---------------------------------
                                             Authorized Officer


                              (Form of Assignment)

ASSIGNMENT

      FOR VALUE RECEIVED, ____________________________________ ("Transferor"),
hereby sells, assigns and transfers unto ______________________________________, the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints_________________________________ ("Transferee") as attorney to transfer the within Bond on the books kept for registration thereof with full power of substitution in the premises.

      DATE: ___________, _____

                                              ---------------------------------
                                                          Transferor


GUARANTEED BY:



--------------------------------------------
NOTICE: Signature(s) must be guaranteed by a member firm of the New York Stock
Exchange or a commercial bank or a trust company.